Exhibit 23-a


                              TAIT, WELLER & BAKER
                          Certified Public Accountants




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Bexil Corporation
New York, New York

     We consent to the incorporation by reference in this registration statement of Bexil Corporation on Form S-8 of our report dated January 22, 2004 appearing in the Annual Report on Form N-CSR of Bexil Corporation for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the prospectus, which is part of this registration statement.




                                           /s/ Tait, Weller & Baker
                                               TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
March 26,2004